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                                                                   Exhibit 23(a)


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-22655 of Union Pacific Resources Group Inc. on Form S-3 and Nos. 333-22613 and 333-35641 of Union Pacific Resources Group Inc. on Form S-8, of our report dated January 26, 1998 appearing in this Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE, LLP

Fort Worth, Texas

March 26, 1998